QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference into this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption "Experts" and of our reports dated December 20, 2004 (except for Note 15, as to which the date is March 23, 2005), each included in the Registration Statement (Form S-1 No. 333-127998) and related Prospectus of VeriFone Holdings, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Francisco, California
September 15, 2005

QuickLinks

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM